UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 1, 2006 (November 1, 2006)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1415 Murfreesboro Road
Nashville, Tennessee	37217-2895

(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
SIGNATURE

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On November 1, 2006, Genesco Inc. (“Genesco”) entered into an Amendment No. 2 (Renewal) to Trademark License Agreement (the “Amendment”) with Levi Strauss & Co. The Amendment extends the term of the Trademark License Agreement dated August 9, 2000, as previously amended (the “License”), under which Genesco sources and markets men’s footwear in the United States under the Dockers® trademark, for an additional three-year term, expiring December 31, 2009, subject to renewal for an additional three-year term at Genesco’s option if net sales under the License are at least $65 million in 2009. The Amendment also reduces the earned royalty percentage payable on net sales by 0.5% from the existing level and provides for a further reduction of 0.5% for any year in which annual net sales (net of certain exclusions) under the License exceed $71 million. Except for the extension of the term and renewal option and the reduction of the royalty, the material terms and conditions of the License are unchanged.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Genesco Inc.
By:	/s/ Roger G. Sisson
	Name:	Roger G. Sisson
	Title:	Vice President, Secretary and General Counsel

Date: November 1, 2006

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